Exhibit 10.15

J. ALEXANDER’S CORPORATION

July 30, 2012

Lonnie J. Stout II

Nashville, TN

Dear Lonnie:

This letter amends and restates that certain Letter Agreement, dated as of June 22, 2012, by and between you and J. Alexander’s Corporation. This letter describes changes to your Salary Continuation Agreement dated as of December 26, 2008 (the “Salary Continuation Agreement”), your Employment Agreement dated as of December 26, 2008 (the “Employment Agreement”) and your Severance Benefit Agreement dated as of September 13, 1989 (the “Severance Agreement”), in each case between you and J. Alexander’s Corporation, a Tennessee corporation (including its successors, the “Corporation”). Such changes shall be contingent upon the occurrence of, and effective at, the Effective Time (as defined in that certain Amended and Restated Agreement and Plan of Merger, dated as of July 30, 2012, by and among Fidelity National Financial, Inc. (“Parent”), Fidelity Newport Holdings, LLC (“Operating Company”) (for the limited purposes set forth therein), American Blue Ribbon Holdings, Inc. (for the limited purposes set forth therein), Athena Merger Sub, Inc. (for the limited purposes set forth therein), New Athena Merger Sub, Inc. (“Merger Sub”) and the Corporation (as the same may be amended, modified, supplemented and/or restated from time to time in accordance with the terms thereof, the “Merger Agreement”)).

Pursuant to the Merger Agreement, the Corporation will merge with Merger Sub and become an indirect, wholly owned subsidiary of Parent, and the assets and liabilities of the Corporation, including the Salary Continuation Agreement, Employment Agreement and Severance Agreement, will remain obligations of the Corporation.

1.

Amendment of Definition of “Base Salary” in SCA. The definition of “Base Salary” under Section 2.a. of your Salary Continuation Agreement is amended, effective as of the Effective Time by addition of the following clause at the end thereof:

; provided, however, that in the event of the closing of the merger of the Company and New Athena Merger Sub, Inc. (“Merger Sub”) pursuant to that certain Amended and Restated Agreement and Plan of Merger dated as of July 30, 2012, by and among Fidelity National Financial, Inc., Fidelity Newport Holdings, LLC, American Blue Ribbon Holdings, Inc., Athena Merger Sub, Inc., Merger Sub and J. Alexander’s Corporation (as the same may be amended, modified, supplemented and/or restated from time to time in accordance with the terms thereof, the “Merger Agreement”), for purposes of determining the benefits and payments hereunder, the amount of Base Salary shall be fixed as of the date of the merger and thereafter the Base Salary for purposes hereof shall not be subject to any increase or decrease.

2.

Amendment to Suspend/Terminate Certain SCA Obligations. Section 7 of the Salary Continuation Agreement is amended, effective as of the Effective Time, to add the following new sentences at the end thereof to read as follows:

Notwithstanding any other provision in this Agreement, the obligations of the Corporation under this Section 7 shall be suspended during the period that Fidelity National Financial, Inc.’s guarantees under Section 16 of this Agreement are in effect. If and only if Fidelity Newport Holdings, LLC (“Operating Company”) at any time beneficially owns any interest in the Corporation, then : (x) Operating Company shall, and hereby does, at and after any such time also guarantee the performance of the obligations of the Corporation hereunder, which guarantee shall continue in force until all such obligations are satisfied; and (y) in the event that, at or after any such time that the Operating Company becomes the guarantor, Fidelity National Financial, Inc.’s direct or indirect beneficial ownership (as defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934 (or any successor rules thereto)) of the Corporation is less than 40%, then: (a) the Corporation’s obligations under this Section 7, including, without limitation, the Corporation’s obligation to establish a rabbi trust with funds provided by the Corporation and the Corporation’s obligation to make contributions to such trust, shall resume and again be effective from and after such time and (b) Fidelity National Financial, Inc.’s guarantee set forth in Section 6 of that certain letter agreement, dated July 30, 2012, as may be amended, modified, supplemented and/or restated from time to time, shall terminate, be released and be of no further force and effect upon the Corporation’s establishment of a rabbi trust in conformity with the provisions of this Section 7. In no event shall the occurrence of the events described in clause (y) of the preceding sentence have any effect on the obligations of the Operating Company pursuant to its guarantee made in accordance with the preceding sentence.

3.	Certain Amendments to Employment Agreement. Section 9(f)(i) of the Employment Agreement will be deleted and replaced with the following, effective as of the Effective Time:

(i)

A material reduction by the Company in the Executive’s title or position, or a material reduction by the Company in the Executive’s authority, duties or responsibilities (including, without limitation, Executive no longer serving on the Company’s board of directors), or the assignment by the Company to the Executive of any duties or responsibilities that are materially inconsistent with such title, position, authority, duties or responsibilities; provided, however, that in the event of the closing of the acquisition of the Company pursuant to the terms and conditions of that certain Amended and Restated Agreement and Plan of Merger, dated as of July 30, 2012, by and among the Company, Fidelity National Financial, Inc., American Blue Ribbon Holdings, Inc., Athena Merger Sub, Inc., New Athena Merger Sub, Inc. and Fidelity Newport Holdings, LLC (as the same may be amended, modified, supplemented and/or restated from time to time in accordance with the terms thereof) (the “Merger”) and any subsequent contribution, transfer or assignment (by operation of law or otherwise) of the Company’s business to Fidelity Newport Holdings, LLC or any of its subsidiaries, the assignment of the Executive to a position at Fidelity Newport Holdings, LLC in its main corporate office in Nashville, Tennessee, or upscale dining division office in Nashville, Tennessee, with similar duties and responsibilities as the Executive’s duties and responsibilities prior to the Merger (except as modified as a result of changes described in clauses (i), (ii) and (iii) of this sentence below) and substantially similar salary and benefits or their equivalent value (with equity to be appropriate to his level in the organization) as the Executive’s salary and benefits prior to the Merger, will not be deemed to constitute a material reduction in title, position, authority, duties or responsibilities, or the assignment of duties or responsibilities that are materially inconsistent with the Executive’s title, position, authority, duties or responsibilities prior to the Merger, even in the event of (i) any change in Executive’s title or position to an appropriate position with the upscale dining division of Fidelity Newport Holdings, LLC, (ii) any change in the person or persons to whom Executive reports, and/or (iii) the fact that Executive is no longer an executive officer of a public company.

4.	Certain Amendments to Severance Agreement. A proviso will be added at the end of Section 3(iv) of the Severance Agreement, effective as of the Effective Time, as follows:

; provided, however, that in the event of the closing of the acquisition of the Company pursuant to the terms and conditions of that certain Amended and Restated Agreement and Plan of Merger, dated as of July 30, 2012, by and among the Company, Fidelity National Financial, Inc., American Blue Ribbon Holdings, Inc., Athena Merger Sub, Inc., New Athena Merger Sub, Inc. and Fidelity Newport Holdings, LLC (as the same may be amended, modified, supplemented and/or restated from time to time in accordance with the terms thereof) (the “Merger”) and any subsequent contribution, transfer or assignment (by operation of law or otherwise) of the Company’s business to Fidelity Newport Holdings, LLC or any of its subsidiaries, the assignment of the Executive to a position at Fidelity Newport Holdings, LLC in its main corporate office in Nashville, Tennessee, or upscale dining division office in Nashville, Tennessee, with similar duties and responsibilities as your duties and responsibilities prior to the Merger (except as modified as a result of changes described in clauses (i), (ii) and (iii) of this sentence below), and substantially similar salary and benefits or their equivalent value (with equity to be appropriate to his level in the organization) as your salary and benefits prior to the Merger, will not be deemed to constitute a change in your present responsibilities, even in the event of (i) any change in your title or position to an appropriate position with the upscale dining division of Fidelity Newport Holdings, LLC, (ii) any change in the person or persons to whom you report, and/or (iii) the fact that you are no longer an executive officer of a public company.

5.	Certain Omnibus Amendments. Each of the Salary Continuation Agreement, Employment Agreement and Severance Agreement shall be amended, effective as of the Effective Time, to provide as follows:

Each reference to the “Corporation” herein shall be deemed to refer solely to J. Alexander’s Corporation and its successors and permitted assigns.

6.

Guarantee. Parent shall, and hereby does, contingent on the occurrence of, and effective upon, the Acceptance Time (as defined in the Merger Agreement), guarantee the performance of the obligations of the Corporation under the Salary Continuation Agreement; provided, however, that if and only if Operating Company at any time beneficially owns any interest in the Corporation, then: (x) Operating Company shall, and hereby does, at and after any such time also guarantee the performance of the obligations of the Corporation under the Salary Continuation Agreement, which guarantee shall continue in force until all such obligations are satisfied; and (y) in the event that, at or after any such time that the Operating Company becomes the guarantor, the Parent’s direct or indirect beneficial ownership (as defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934 (or any successor rules thereto)) of the Corporation is less than 40%, then: (a) the Corporation’s obligations under Section 7 of the Salary Continuation Agreement shall resume and again be effective and (b) Parent’s guarantee under this Section 6 shall terminate, be released and be of no further force and effect upon the Corporation’s establishment of a rabbi trust in conformity with the provisions of such Section 7 of the Salary Continuation Agreement. In no event shall the occurrence of the events described in clause (b) of the preceding sentence have any effect on the obligations of the Operating Company pursuant to its guarantee made in accordance with the preceding sentence. Each of Parent and Operating Company hereby waives diligence, presentment, demand of performance, filing of any claim, any right to require any proceeding first against the Corporation, protest, notice and all demands whatsoever in connection with the performance of its obligations set forth in this Section 6. If Executive so requests, any such rabbi trust shall be established with the Corporation’s funds at the Operating Company level. The Executive hereby acknowledges and agrees that, effective immediately upon execution and delivery of this letter agreement, the Executive hereby (i) releases American Blue Ribbon Holdings, Inc. from any and all obligations and liability under this letter and (ii) waives any rights against American Blue Ribbon Holdings, Inc. under this letter.

7.	Continuing Force and Effect. Other than the amendments specifically agreed herein, the Salary Continuation Agreement, Employment Agreement and Severance Agreement remain in full force and effect.

8.

Severability. If any provision of this letter agreement or the application of any such provision to any party or circumstances will be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this letter agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, will not be affected thereby, and each provision hereof will be validated and will be enforced to the fullest extent permitted by law.

9.	Governing Law. This letter agreement will be governed by and construed under the internal laws of the State of Tennessee, without regard to its conflict of laws principles.

10.

Jurisdiction and Venue. This letter agreement will be deemed performable by all parties in, and venue will exclusively be in the state or federal courts located in the State of Tennessee. Each party hereto and future signatory hereby consents to the personal jurisdiction of these courts and waive any objections that such venue is objectionable or improper.

11.

Headings. All descriptive headings of Sections and paragraphs in this letter agreement are intended solely for convenience, and no provision of this letter agreement is to be construed by reference to the heading of any section or paragraph.

12.	Counterparts. This letter agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

13.

Acknowledgement. By signing below, Parent and Operating Company hereby acknowledge that you have given up significant potential value by fixing the definition of Base Salary in Section 1 above. The Executive, the Corporation, Parent, Operating Company and Purchaser hereby agree that this letter amends that certain Letter Agreement, dated as of June 22, 2012, by and between you and J. Alexander’s on the terms and subject to the conditions of this letter.

14.

Successors. This letter agreement is binding on the parties hereto and their successors and permitted assigns. The parties acknowledge that the obligations of the Corporation pursuant to the agreements referenced herein shall be assumed by any original or subsequent transferee of all or substantially all the assets of the Corporation (“Successor”), and any such Successor shall be bound as the Corporation hereunder and pursuant to the agreements referenced herein.

If you agree to the amendments to your Salary Continuation Agreement, Employment Agreement and Severance Agreement set forth above, please sign as indicated on the following page and return a signed copy to the Corporation and to Brent Bickett.

In Witness Whereof, the parties hereto have executed this Letter Agreement effective as of the date set forth above.

J. ALEXANDER’S CORPORATION

By:	/s/ R. Gregory Lewis
	Name:	R. Gregory Lewis
	Title:	Vice President of Finance and Secretary

Acknowledged and Agreed this 30th day of July 2012, by:

/s/ Lonnie J. Stout II
Lonnie J. Stout II

[Signature Page to Letter Agreement (Lonnie Stout)]

Acknowledged and Agreed (solely in respect of Sections 2, 6 and 13 above) this 30th day of July 2012, by:

FIDELITY NEWPORT HOLDINGS, LLC

By:	/s/ Hazem Ouf
	Name:	Hazem Ouf
	Title:	Chief Executive Officer

[Signature Page to Letter Agreement (Lonnie Stout)]

Acknowledged and Agreed (solely in respect of Sections 2, 6 and 13 above) this 30th day of July 2012, by:

FIDELITY NATIONAL FINANCIAL, INC.

By:	/s/ Michael L. Gravelle
	Name:	Michael L. Gravelle
	Title:	Executive Vice President, General Counsel and Corporate Secretary

[Signature Page to Letter Agreement (Lonnie Stout)]

Acknowledged and Agreed (solely in respect of Sections 6 and 13 above) this 30th day of July 2012, by:

AMERICAN BLUE RIBBON HOLDINGS, INC.

By:	/s/ Michael L. Gravelle
	Name:	Michael L. Gravelle
	Title:	Executive Vice President, General Counsel and Corporate Secretary

[Signature Page to Letter Agreement (Lonnie Stout)]